UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2023

SKILLZ INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39243	84-4478274
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
PO Box 445
San Francisco, California 94104
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (415) 762-0511

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SKLZ	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 21, 2023, the Audit Committee of the Board of Directors (the “Board”) of Skillz Inc. (the “Company”), in consultation with management of the Company, concluded that the Company’s previously issued consolidated financial statements as of and for the years ended December 31, 2021 and December 31, 2020 and the previously issued unaudited interim condensed consolidated financial statements in 2020 and 2021 and the first three quarters of 2022 (collectively, the “Relevant Periods”), as well as the associated earnings press releases, were materially misstated and therefore the financial statements should be restated and the financial statements and earnings press releases should no longer be relied upon.

The Company’s management identified several adjustments related to prior and current periods that have given rise to the restatement of previously issued financial statements. As a result, and as previously disclosed, the Company has delayed the filing of its 2022 Annual Report on Form 10-K (the “2022 10-K”), as further discussed below.

While preparing the consolidated financial statements for the year ended December 31, 2022, the Company identified multiple prior Relevant Period misstatements, the most material of which identified to date relate to (i) an increase in end-user liability, (ii) indirect tax liabilities in foreign jurisdictions and U.S. sales and use tax liabilities, and (iii) impairment of long-lived assets of Aarki, Inc. The Company will correct for such misstatements by restating its 2021 and 2020 consolidated financial statements, in connection with the filing of its 2022 10-K. Restated financial information as of and for the impacted 2022, 2021 and 2020 quarterly and annual periods will be included in the 2022 10-K.

The Company’s management had previously concluded and disclosed that the Company’s disclosure controls and procedures were not effective at December 31, 2021. The Company did not maintain effective controls related to information technology general controls and controls over certain accounting processes.

The Company’s management will report ineffective internal control over financial reporting in the 2022 Form 10-K and will give consideration to the circumstances relating to the restatements described above.

The Company is working to complete its 2022 10-K, including the 2020 and 2021 restated financial statements and quarterly restated financial information as further discussed above, as promptly as possible. On March 17, 2023, the Company filed a Notification of Late Filing on Form 12b-25 in order to obtain an additional fifteen calendar days in which to endeavor to file the 2022 10-K.

There can be no assurance that additional material weaknesses will not be identified. The Company’s management and the Audit Committee have discussed the matters disclosed in this Item 4.02 with Ernst & Young LLP, the Company’s independent registered public accounting firm.

Forward Looking Statements

This Current Report includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the Company’s actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside of the Company’s control and are difficult to predict. For a written description of these factors, see the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended 2021 and any updating information in subsequent Security and Exchange Commission (“SEC”) filings, which are available on the SEC’s website at www.sec.gov. In addition, any forward-looking statements contained in this Current Report are based on assumptions that the Company believes to be reasonable as of this date. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this Current Report or to reflect new information or the occurrence of unanticipated events, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKILLZ INC.

	By:	/s/ Charlotte J. Edelman
	Name:	Charlotte J. Edelman
	Title:	General Counsel and Secretary
Date: March 24, 2023